EXHIBIT 1

Disclaimer This website and other written or oral statements made from time to time by ADP may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature and which may be identified by the use of words like “expects,” “assumes,” “projects,” “anticipates,” “estimates,” “we believe,” “could,” “is designed to” and other words of similar meaning, are forward-looking statements. These statements are based on management’s expectations and assumptions and depend upon or refer to future events or conditions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed. Factors that could cause actual results to differ materially from those contemplated by the forward-looking statements or that could contribute to such difference include: ADP’s success in obtaining and retaining clients, and selling additional services to clients; the pricing of products and services; compliance with existing or new legislation or regulations; changes in, or interpretations of, existing legislation or regulations; overall market, political and economic conditions, including interest rate and foreign currency trends; competitive conditions; our ability to maintain our current credit ratings and the impact on our funding costs and profitability; security or privacy breaches, fraudulent acts, and system interruptions and failures; employment and wage levels; changes in technology; availability of skilled technical associates; and the impact of new acquisitions and divestitures. ADP disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. These risks and uncertainties, along with the risk factors discussed under “Item 1A. – Risk Factors” in our Annual Report on Form 10-K should be considered in evaluating any forward-looking statements contained herein. ADDITIONAL INFORMATION ADP, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from Company shareholders in connection with the matters to be considered at the Company’s 2017 Annual Meeting. The Company has filed a definitive proxy statement and WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from Company shareholders. COMPANY SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING WHITE PROXY CARD AS THEY CONTAIN IMPORTANT INFORMATION. Information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the proxy statement and other materials to be filed with the SEC. Shareholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC for no charge at the SEC’s website at www.sec.gov. The proxy statement and other relevant documents filed by ADP with the SEC are also available, without charge, by directing a request to ADP’s proxy solicitor, Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, New York 10022; call toll-free: (877) 750-0510 or call collect: (212) 750-5833. Copies will also be available at no charge at the Company’s website at www.adp.com.

Board of Directors Press Releases Stockholder Letters Materials Contacts How To Vote ADP: Driving Superior Results. Vote the WHITE Proxy Card Today ADP’s Board of Directors and leadership team are executing on a thoughtful and focused transformation strategy that is working – positioning the Company for long-term growth. We ask for your support in this important election. Strong Track Record of Performance Continuous Investment in Technology and Innovation A Winning, Transformational Strategy Best-In-Class Board & Governance Vote FOR all of ADP’s 10 Highly Qualified Directors on the WHITE Proxy Card Today. How to Vote ADP Has Delivered Superior Total Shareholder Return Sources: Bloomberg, Capital IQ Notes: 1. Assumes ADP’s 7/27/17 intraday price of $111.65 as of 12:00PM, which is the assumed ADP “unaffected” price; assumes shareholders have held their CDK shares since it was spun off from ADP on October 1, 2014 and all ADP and CDK dividends have been reinvested on the ex-dividend date 2. Market data as of close on 7/26/17 results in 175% TSR (excludes CDK reinvestment) 3. ADP does not have a direct competitor set. The peer set of HCM-Related Players reflects the broadest set of firms that either solely or partially compete in the HCM landscape ranging from early stage companies with narrow product sets to large cap software companies; market capitalization weighted: Benefitfocus; Cornerstone OnDemand; IBM; Insperity; Intuit; Microsoft; Oracle; Paychex; Paycom; Paylocity; SAP; The Sage Group; TriNet; Ultimate; Workday 4. Market data as of close on 7/26/17 How To Vote Vote Online Vote by Phone Vote by Mail How to Vote Copyright © 2017 ADP, LLC All rights reserved. SEC Proxy Filings Important Information

Board of Directors Press Releases Stockholder Letters Materials Contacts How To Vote Board of Directors  The Right Balance of Leadership to Deliver Superior, Sustainable Shareholder Value  Your Board has the right balance of leadership continuity and fresh perspectives, plus deep technology, operational and financial expertise, to oversee our strategy and maintain ADP’s strong track record of shareholder value creation.Support Your Board by Voting FOR all 10 Highly Qualified Directors on the WHITE Proxy Card Today.  Peter Bisson Retired Director at McKinsey & Company  Mr. Bisson was a Director and the Global Leader of the High-Tech Practice at McKinsey & Company prior to his retirement in June 2016. Mr. Bisson also held a number of other leadership positions at McKinsey & Company, including chair of its knowledge committee, which guides the firm’s knowledge investment and communication strategies, member of the firm’s shareholders committee, and leader of the firm’s strategy and telecommunications practices. In more than 30 years at McKinsey & Company, Mr. Bisson advised a variety of multinational public companies, including ADP, in the technology-based products and services industry. Mr. Bisson is also a director of Gartner Inc. Director since: 2015 Age: 60 Independent  Key Skills & Qualifications Mr. Bisson’s experience includes advising clients on corporate strategy and M&A, design and execution of performance improvement programs, marketing and technology development. Mr. Bisson’s broad experience in the technology industry is a valuable asset to our board of directors and contributes to the oversight of the company’s strategic direction and growth.   Richard T. Clark Retired Chairman and Chief Executive Officer of Merck & Co., Inc. Mr. Clark is the retired chairman of the board, chief executive officer, and president of Merck & Co., Inc. Mr. Clark served as chairman of Merck & Co., Inc. from April 2007 until December 2011, as chief executive officer from May 2005 until December 2010, and as president from May 2005 until April 2010. He held a variety of other positions during his 39-year tenure at Merck, including president of the Merck manufacturing division from June 2003 to May 2005, and chairman and chief executive officer of Medco Health Solutions, Inc. from March 2002 to June 2003. Mr. Clark is the lead independent director of Corning Incorporated, a global manufacturing company, and previously served on the advisory board of American Securities, a private equity firm, from 2011 to 2014. Director since: 2011 Age: 71 Independent  Key Skills & Qualifications With a proven track record of leadership and achievement, Mr. Clark has significant business experience in navigating through complex regulatory environments and offers our board of directors broad managerial, operational and strategic planning expertise, as well as extensive experience in the issues facing public companies and multinational businesses.   Eric C. Fast Retired Chief Executive Officer of Crane Co. Mr. Fast is the retired chief executive officer, president, and director of Crane Co., a manufacturer of industrial products. Mr. Fast served as the chief executive officer of Crane Co. from April 2001 until January 2014, as president from 1999 through January 2013, and as a director from 1999 to January 2014. Mr. Fast is a director of Regions Financial Corporation and serves as a director/trustee of the twelve investment companies in the Lord Abbett Family of Funds. He was a director of Convergys Corporation from 2000 to 2007. Mr. Fast also served as a managing director, co-head of global investment banking, and a member of the management committee of Salomon Smith Barney from 1997 to 1998. Mr. Fast held those same positions at Salomon Brothers Inc. from 1995 until the merger of Salomon Brothers Inc. and Travelers/Smith Barney, and prior to that he was co-head of U.S. corporate finance at Salomon Brothers Inc. from 1991 to 1995. Director since: 2007 Age: 68 Independent  Key Skills & Qualifications As a former chief executive officer, Mr. Fast brings broad managerial and operational expertise, as well as experience in risk management matters, to our board. Mr. Fast has extensive financial and transactional experience, demonstrated by his career in investment banking prior to his tenure at Crane Co. With years of demonstrated leadership ability, Mr. Fast contributes significant organizational skills to our board of directors, including expertise in financial, accounting, and transactional matters.   Linda R. Gooden Retired Executive Vice President of Lockheed Martin Corporation Information Systems & Global Solutions  Ms. Gooden is the retired executive vice president – information systems & global solutions of Lockheed Martin Corporation, a position that she held from January 2007 to March 2013. She previously served as deputy executive vice president – information & technology services of Lockheed Martin Corporation from October 2006 to December 2006, and president, Lockheed Martin Information Technology from September 1997 to December 2006. Ms. Gooden serves on the boards of General Motors Company and The Home Depot. She is also a director of WGL Holdings, Inc., a public utility holding company, and Washington Gas Light Company, a subsidiary of WGL Holdings, Inc. Director since: 2009 Age: 64 Independent  Key Skills & Qualifications Ms. Gooden brings to our board of directors broad managerial and operational expertise, as well as experience in business restructuring, finance and risk management. She has a strong background in cybersecurity and information technology, as well as a proven track record of achievement and sound business judgment demonstrated throughout her career with Lockheed Martin Corporation.   Michael P. Gregoire Chief Executive Officer and Director of CA Technologies Mr. Gregoire is chief executive officer and a director of CA Technologies. He served as president and chief executive officer of Taleo Corporation, a provider of on-demand talent management software solutions, from March 2005 until its acquisition by Oracle Corporation in April 2012, as a director from April 2005 to April 2012, and as chairman of the board from May 2008 to April 2012. Mr. Gregoire served as executive vice president, global services and held various other senior management positions at PeopleSoft, Inc. from May 2000 to January 2005. Mr. Gregoire was managing director for global financial markets at Electronic Data Systems, Inc. from 1996 to April 2000, and in various other roles from 1988 to 1996. He has also served as a director of ShoreTel, Inc. from November 2008 to January 2014 and the chair of its compensation committee from July 2010 to January 2014. Mr. Gregoire is also a director of NPower, a nonprofit information technology services network, since September 2013  Director since: 2014 Age: 51 Independent  Key Skills & Qualifications Mr. Gregoire brings to our board of directors extensive executive leadership experience with public companies in the software and services business and strong experience in the technology industry and cybersecurity matters. In addition, his directorships at other public companies provide him with broad experience on governance issues facing public companies.   R. Glenn Hubbard Dean of Columbia University’s Graduate School of Business  Mr. Hubbard has been the dean of Columbia University’s Graduate School of Business since 2004 and has been the Russell L. Carson professor of finance and economics since 1994. He is also a director of BlackRock Closed-End Funds and MetLife, Inc. and a member of the Panel of Economic Advisors for the Federal Reserve Bank of New York. Mr. Hubbard served as a director of KKR Financial Holdings, LLC from 2004 until 2014, Information Services Group, Inc. from 2006 to 2008, Duke Realty Corporation from 2004 to 2008, Capmark Financial Corporation from 2006 to 2008, Dex Media, Inc. from 2004 to 2006, and R.H. Donnelley Corporation in 2006. Mr. Hubbard was chairman of the President’s Council of Economic Advisers from 2001 to 2003. Director since: 2004 Age: 59 Independent  Key Skills & Qualifications Mr. Hubbard provides our board of directors with substantial knowledge of and expertise in global macroeconomic conditions and economic, tax and regulatory policies, as well as perspective on financial markets. In addition, his directorships at other public companies provide him with broad experience on governance issues facing public companies.   John P. Jones (Chairman) Retired Chairman and Chief Executive Officer of Air Products and Chemicals, Inc. Mr. Jones is the retired chairman of the board, chief executive officer, and president of Air Products and Chemicals, Inc., an industrial gas and related industrial process equipment business. Mr. Jones served as chairman of Air Products and Chemicals, Inc. from October 2007 until April 2008, as chairman and chief executive officer from September 2006 until October 2007, and as chairman, president, and chief executive officer from December 2000 through September 2006. He also served as a director of Sunoco, Inc. from 2006 to 2012. Director since: 2005 Age: 66 Independent  Key Skills & Qualifications With a track record of achievement and sound business judgment demonstrated during his thirty-six year tenure at Air Products and Chemicals, Inc., Mr. Jones has significant experience in operating within a highly regulated framework and brings to the board of directors extensive experience in issues facing public companies and multinational businesses, including organizational management, strategic planning, and risk management matters, combined with proven business and financial acumen.   William J. Ready Executive Vice President, Chief Operating Officer, PayPal  Mr. Ready has been PayPal’s executive vice president, chief operating officer since September 2016 and prior to that, senior vice president, global head of product and engineering since January 2015. Since August 2011, he had been the chief executive officer of Braintree, a mobile and web payment systems company acquired by PayPal in 2013. He continues to lead Braintree in his capacity as chief operating officer of PayPal. Prior to Braintree, Mr. Ready was executive in residence at Accel Partners, a leading Silicon Valley venture capital and growth equity firm. A veteran of the payments industry, Mr. Ready also served as president of iPay Technologies from 2008 to 2011. He also worked as a strategy consultant for McKinsey & Company, where he advised leading financial technology companies. Director since: 2016 Age: 37 Independent  Key Skills & Qualifications Mr. Ready possesses strong expertise in the technology-based products and services industry, which is a valuable asset to our board of directors and contributes to the oversight of the company’s strategic direction and growth. He also brings to our board of directors deep operational experience and knowledge of the technology industry’s consumer space, including related cybersecurity matters.   Carlos A. Rodriguez President and Chief Executive Officer of Automatic Data Processing, Inc. Mr. Rodriguez is president and chief executive officer of the company. He served as president and chief operating officer of the company before he was appointed to his current position in November 2011. Having started his career at the company in 1999, Mr. Rodriguez previously served as president of several key businesses, including National Accounts Services, Employer Services International, Small Business Services, and Professional Employer Organization, giving him deep institutional knowledge across the company’s business. Mr. Rodriguez was also a director of Hubbell Inc., a manufacturer of electrical and electronic products, from 2009 to 2016. Director since: 2011 Age: 53  Key Skills & Qualifications In addition to broad managerial, operational and strategic planning expertise, Mr. Rodriguez brings a wealth of business acumen and leadership experience to our board of directors, including a deep knowledge of the HCM industry and unique understanding of our business, coupled with a proven track record of integrity, achievement, and strategic vision.   Sandra S. Wijnberg Executive Advisor, and Former Partner and Chief Administrative Officer of Aquiline Holdings  Ms. Wijnberg is an executive advisor to and former partner, chief administrative officer and member of the board of Aquiline Holdings, a registered investment advisory firm she joined in 2007. From 2014 to 2015, Ms. Wijnberg left Aquiline Holdings to work in Jerusalem at the behest of the U.S. State Department as the deputy head of mission, Office of the Quartet. Prior to joining Aquiline Holdings, she was the senior vice president and chief financial officer of Marsh & McLennan Companies, Inc., from January 2000 to April 2006. From 1997 to 2000, Ms. Wijnberg was the senior vice president, treasurer and (from 1999 to 2000) interim chief financial officer of YUM! Brands, Inc. She is a director of T. Rowe Price and previously served on the boards of Tyco International plc from 2003 to 2016 and TE Connectivity Ltd. from 2007 to 2009. Director since: 2016 Age: 61 Independent  Key Skills & Qualifications Ms. Wijnberg is a seasoned business leader with strong financial acumen and significant corporate finance, business operations, insurance and risk management expertise, as well as international experience that provides a valuable global perspective to our board of directors.  Commitment to mix of continuity and fresh perspectives  10 Director Board with 4 new Directors since 2014 Average independent Director tenure of 6.8 years (as of our 2017 Annual Meeting), compared to an S&P 500 average of 8.3 years Deliberate efforts to thoughtfully refresh the Board to meet evolving challenges The right set of skills and experience to set ADP’s corporate strategy  7 of 10 Directors are current or former CEOs, CFOs, or COOs of major public companies Leaders with significant technology experience, which is essential to the success of our strategy to drive superior, stockholder value Independent mindset and focus on accountability to shareholders  9 of 10 Directors are independent All Board Committees are composed of independent Directors Proactively engaged in shareholder outreach Copyright © 2017 ADP, LLC All rights reserved. SEC Proxy Filings   Important Information

 Board of Directors Press Releases Stockholder Letters Materials Contacts How To Vote Materials  September 12, 2017 ADP Investor Presentation  Copyright © 2017 ADP, LLC All rights reserved.  SEC Proxy Filings   Important Information

Board of Directors Press Releases Stockholder Letters Materials Contacts How To Vote How To Vote  Voting your shares is quick and easy. You just need your WHITE proxy card or voting instruction form to vote any of these ways: Vote Online  Look for the web address on your WHITE proxy card or voting instruction form  Locate the Control Number on your WHITE proxy card or voting instruction form  Access the web address of the voting site  Enter your Control Number and follow the instructions to vote Vote by Phone  Sign and date and your WHITE proxy card or voting instruction form  Return your WHITE proxy card or voting instruction form in the postage-paid envelope provided Vote by Mail  Locate the Control Number on your WHITE proxy card or voting instruction form  Dial the phone number provided on the WHITE proxy card or voting instruction form  Follow the instructions to enter your Control Number and your vote We urge you to DISCARD all GOLD proxy cards sent to you by Pershing Square If you have already returned a GOLD proxy card, you can change your vote by signing, dating and returning a WHITE proxy card. Only your latest dated proxy card will be counted. If you have questions, or need assistance in voting your shares, please contact: Innisfree M&A Incorporated Shareholders Call Toll-Free:  (877) 750-0510  Copyright © 2017 ADP, LLC All rights reserved. SEC Proxy Filings   Important Information